Exhibit 99.1

Green Mountain Coffee Roasters, Inc. Announces Expanded Capital Return Plan for Shareholders

Board Authorizes an Additional $1 Billion Share Repurchase; Declares Quarterly Cash Dividend of $0.25 Per Share And Announces an Indicated Annual Dividend of $1.00 Per Share

WATERBURY, Vt.--(BUSINESS WIRE)--November 20, 2013--Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and single serve beverages with its innovative Keurig® brewing technology, today announced its Board of Directors has approved a new share repurchase authorization of up to $1 billion and declared a dividend to GMCR shareholders. The new share repurchase program will take effect upon completion of the Company’s current program, which has $138 million remaining of its previously authorized $500 million. The new stock repurchase program of up to $1 billion is authorized to be executed over the next two years and will be implemented at such times and prices as determined appropriate by the Company's management.

The Company announced the Board approved an indicated annual dividend of $1.00 per share, payable $0.25 per quarter, and on November 19, 2013 declared a quarterly cash dividend of $0.25 per share. The quarterly cash dividend will be paid on February 14, 2014 to GMCR’s shareholders of record as of January 17, 2014.

“GMCR’s Board of Directors implemented this plan based on our continued confidence in the Company’s long-term growth prospects, financial outlook and cash flow generation,” said Brian P. Kelley, GMCR’s President & CEO. “This plan represents a balanced approach to our commitment to delivering increased value to our shareholders while preserving our liquidity and flexibility to reinvest in our business.”

The share repurchases and cash dividend will be funded by cash from operations and funds available through GMCR’s existing credit facility.

About Green Mountain Coffee Roasters, Inc.
As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® Single Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by investing in sustainably-grown coffee, and donating a portion of its pre-tax profits to social and environmental projects. For more information visit: www.gmcr.com. To purchase Keurig® and Green Mountain Coffee® products visit: www.Keurig.com or www.greenmountaincoffee.com.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, www.GMCR.com, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements
Certain information contained in this filing constitutes "forward-looking statements." Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the success of introducing and producing new product offerings, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, our expectations regarding purchasing shares of our common stock under the existing authorizations, and projection of payment of dividends. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in our filings with the SEC.

Actual results could differ materially from those projected in the forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GMCR-C

CONTACT:
Green Mountain Coffee Roasters, Inc.
Suzanne DuLong, 802-488-2600
investor.services@GMCR.com
or
Katie Gilroy, 781-205-7345
investors.services@GMCR.com